Exhibit 10.3

DISCOVERY PARTNERS INTERNATIONAL, INC.

STOCK ISSUANCE AGREEMENT

UNDER THE

2000 STOCK INCENTIVE PLAN

Pursuant to the terms of the Stock Issuance Grant Notice (the “Grant Notice”), this Stock Issuance Agreement (the “Agreement”) (collectively, the “Award”), the par value of which is in consideration of your services, Discovery Partners International, Inc. (the “Company”) has awarded you this Award in the form of a stock issuance (a “Stock Issuance Award”) under its 2000 Stock Incentive Plan (the “Plan”) or as a right to receive shares of Common Stock to be issued in the future (a “Share Right”) in the form of a deferred stock issuance (a “Deferred Stock Issuance Award”), as indicated in the Grant Notice for the number of shares of the Company’s common stock (the “Common Stock”) as indicated in the Grant Notice.  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.                                      VESTING.  Subject to the limitations contained herein, the shares of Common Stock subject to your Award or, in the case of a Deferred Stock Issuance Award, the shares subject to your Share Right(s), will vest as provided in the Grant Notice, provided that vesting will cease upon the cessation of your Service.  Upon the vesting of a Share Right, you will be entitled to receive, within 30 days of the date on which such Share Right vests, a number of shares of Common Stock equal to the number of shares covered by such Share Right. All of the Company’s outstanding repurchase rights under the Award shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and all of the Share Rights under the Award shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to, and Company’s obligations with respect to Share Rights are assumed by, the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in this Agreement.

2.                                      DIVIDEND EQUIVALENTS.  An amount (a “Dividend Equivalent”) will be credited in respect of each Share Right. Each such Dividend Equivalent will be converted into additional shares covered by your Share Right by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Company Stock equal to the number of shares covered by your Share Right(s) then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend.  The additional shares credited by reason of such Dividend Equivalents will be subject to all the terms and conditions of the underlying Deferred Stock Issuance Award to which they relate.

3.                                      DISTRIBUTION OF SHARES OF COMMON STOCK.  Notwithstanding Section 1 above, if your Award is a Deferred Stock Issuance Award, then the Company shall deliver to you a number of shares of the Common Stock equal to the number of shares, including any shares received upon conversion of Dividend Equivalents, covered by your Share Right(s) at such time or times as elected in your Grant Notice, but only to the extent that your Award was vested as of the cessation of your Service; provided, however, that if the cessation of your Service is due to your death or your permanent and total disability, then you (or, in the event of your death, a third party whom you designate pursuant to Section 7 of this Agreement) shall be entitled to receive such distribution of Common Stock as soon as administratively practicable after the date of such termination, but only to the extent that your Award was vested as of such date.

4.                                      NUMBER OF SHARES.  The number of shares subject to your Award may be adjusted from time to time for capitalization adjustments as described in the Plan.

5.                                      SECURITIES LAW COMPLIANCE.  You will not be issued any shares of Common Stock under your Award unless the shares are either (a) then registered under the Securities Act of 1933 (the “Securities Act”) or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock pursuant to your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6.                                      MARKET-STAND OFF AGREEMENT.  You agree that the Company (or a representative of the underwriters) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act.  You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

7.                                      LIMITATIONS ON TRANSFER.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 3 of this Agreement.  If your Award is a Stock Issuance Award, then in addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock held by you under the Award while such shares are subject to the Reacquisition Right (as defined in Section 8 below).  After the shares have been released from the Reacquisition Right, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.

8.                                      RIGHT OF REACQUISITION.

(a)                                  With respect to a Stock Issuance Award, the Company shall have a Reacquisition Right (as defined below) as to the shares of Common Stock you acquire pursuant to your Award that have not as yet vested in accordance with the vesting schedule set forth in Section 1 above (the “Unvested Shares”) on the following terms and conditions:

(i)                                    The Company shall, simultaneously with cessation of your Service, automatically reacquire for no consideration (monetary or otherwise) all of the Unvested Shares (the “Reacquisition Right”), unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any waiver of the Company’s Reacquisition Right shall be exercised by the Company pursuant to written notice to the Escrow Agent (with a copy to you or your representative) delivered simultaneous with the Company’s written notice to the Escrow Agent of your cessation of Service and, upon receipt of any such waiver, the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon receipt of the Company’s written notice of your cessation of Service, the Escrow Agent automatically shall transfer to the Company the number of shares of Common Stock the Company is reacquiring.

(ii)                                The Unvested Shares shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached hereto as Attachment IV.

(iii)                            You agree to (A) execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares of Common Stock left blank) substantially in the form attached hereto as Attachment III, and (B) execute the Joint Escrow Instructions attached hereto as Attachment IV, and to deliver executed copies of each to the Company on the Grant Date indicated on your Grant Notice (or such other date as requested by the Company), along with the certificate or certificates evidencing the shares of Common Stock subject to this Award, all of which are for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

(iv)                               The Company’s right to reacquire the shares of Common Stock subject to your Award (and other property and securities received in connection therewith) pursuant to this Section 8 shall lapse at the rate at which the shares of Common Stock vest pursuant to the vesting schedule set forth in the Grant Notice.

(v)                                   Subject to the provisions of your Award (including, but not limited to, subparagraph 8(a)(vi) herein) and the Plan, during the term of your Award you shall exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in escrow.  Subject to the provisions of subparagraph 8(a)(vi) herein, you shall be deemed to be the holder of the Unvested Shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(vi)                               If, from time to time, there is any dividend or any capitalization adjustment as described in Article Four of the Plan, then in such event any and all new, substituted or additional securities (or other property or cash, as applicable) to which you are entitled by reason of your ownership of the Unvested Shares shall be immediately subject to the Reacquisition Right with the same force and effect as the Unvested Shares subject to this Reacquisition Right immediately before such event.

(vii)                           If at any time during the term of the Reacquisition Right an event as described in Article Four, Section II, of the Plan occurs, the Company may assign its Reacquisition Right to any successor of the Company, and any successor of the Company may assume this Award or substitute a similar stock award.  If any surviving corporation or acquiring corporation refuses to assume this Award or substitute a similar stock award in connection with such event, the Reacquisition Right shall terminate immediately prior to such event.

9.                                      RESTRICTIVE LEGENDS.  The shares of Common Stock issued under your Award shall be endorsed with appropriate legends determined by the Company which may include, but shall not be limited to, the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REACQUISITION RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN AN AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH AWARD IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

10.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Parent or Subsidiary, or on the part of the Company or a Parent or Subsidiary to continue your employment.  In addition, nothing in your Award shall obligate the Company or a Parent or Subsidiary, their respective stockholders, boards of directors or Employees to continue any relationship that you might have as a member of the Board or consultant for the Company or a Parent or Subsidiary.

11.                               UNSECURED OBLIGATION.  If your Award is a Deferred Stock Issuance Award, then your Award is unfunded, and as a holder of a vested Share Right subject to your Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to Section 3 of this Agreement.

12.                               WITHHOLDING OBLIGATIONS.

(a)                                  At the time your Award is made, at the time that some or all of the shares subject to your Award become vested, or at any time thereafter as such shares may be issued pursuant to a Deferred Stock Issuance Award or as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Parent or Subsidiary, if any, which arise in connection with your Award.

(b)                                  Unless the tax withholding obligations of the Company and/or any Parent or Subsidiary are satisfied, the Company shall have no obligation to either issue a certificate for the shares of Common Stock subject to your Award or approve the release of such shares of Common Stock from the escrow, as applicable.

(c)                                  You may elect to satisfy the Company’s minimum statutory income tax withholding based upon minimum statutory withholding rates for United States federal and state tax purposes that are applicable to such supplemental taxable income by electing to have the Corporation withhold or reduce, from the shares of Common Stock otherwise issuable to you pursuant to your Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of such statutory income tax withholding (not to exceed one hundred percent (100%)) as designated by you; provided that no shares of Common Stock may be withheld or reduced with a Fair Market Value that exceeds the minimum statutory withholding amount described above (or such lower amount as may be necessary to avoid variable award accounting).

13.                               FEDERAL TAX CONSEQUENCES.  The acquisition and vesting of the shares of Common Stock subject to a Stock Issuance Award may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”).  Such election must be filed within thirty (30) days after the date of your Award.  You acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death.  YOU FURTHER ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

14.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15.                               HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.                               AMENDMENT.  Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement.

17.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

18.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

19.                                 CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

20.                               RESOLUTION OF DISPUTES.  To ensure rapid and economical resolution of any disputes that may arise under the Plan and this Agreement with respect to your Award, you and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from or regarding the interpretation, performance, enforcement or breach of the Plan and this Agreement with respect to your Award shall be resolved, to the fullest extent allowed by law, by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego County, California, under the then-existing JAMS rules, using a single arbitrator.  The arbitration shall be completed within six (6) months from the date the demand for arbitration is filed with JAMS, provided that the arbitrator may extend such date for good reason as determined in his sole discretion.  The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award.  Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.  The arbitrator, and not a court, shall be authorized to determine whether the provisions of this Section 20 apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures.  Notwithstanding the foregoing, neither party shall be permitted to initiate a demand for arbitration until it has participated in a non-binding mediation conducted by JAMS, after providing notice to the other party.  Both parties shall participate in such a mediation within forty-five (45) days of delivery of such notice.  If the parties cannot mutually agree upon a mediator within ten (10) days of such notice, then a mediator shall be designated by JAMS.

Discovery Partners International, Inc.:	Participant:

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